UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2005
(April 18, 2005)

PARK NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-13006 (Commission File Number)	31-1179518 (IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500

(Address of principal executive offices) (Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.

Approval of Park National Corporation 2005 Incentive Stock Option Plan

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) was held on April 18, 2005. At the Annual Meeting, the shareholders of Park approved the Park National Corporation 2005 Incentive Stock Option Plan (the “2005 Plan”). Upon recommendation by the Compensation Committee of Park’s Board of Directors, on January 18, 2005, the Board of Directors had adopted the 2005 Plan, subject to shareholder approval.

     The 2005 Plan provides for the grant of incentive stock options (“ISOs”) to key employees of Park and its subsidiaries. The 2005 Plan will be administered by the Compensation Committee. Officers and other employees of Park and its subsidiaries (including the executive officers of Park) who are selected by the Compensation Committee will be eligible to receive ISOs granted under the 2005 Plan.

     The following is a brief summary of the material features of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of Stock Option Agreement used in connection with the grant of ISOs under the 2005 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Common Shares Available Under the 2005 Plan

     Subject to adjustment as described below, the 2005 Plan authorizes the granting of ISOs covering a total of 1,500,000 common shares. Common shares subject to the 2005 Plan may be either common shares currently held by Park or common shares subsequently acquired by Park and held in treasury, including common shares purchased in the open market or in private transactions. Park will not issue any new common shares under the 2005 Plan. If any outstanding ISO granted under the 2005 Plan for any reason expires or is terminated without having been exercised in full, the common shares allocable to the unexercised portion of the ISO will (unless the 2005 Plan has been terminated) become available for subsequent grants of ISOs under the 2005 Plan.

     If there is a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Park’s common shares, the Compensation Committee will appropriately adjust the aggregate number of common shares available for grants under the 2005 Plan, the number of common shares subject to outstanding ISOs, the exercise price and other limitations applicable to outstanding ISOs as well as any share-based limits imposed under the 2005 Plan.

Administration of the 2005 Plan

     The Compensation Committee will select the key employees to be granted ISOs under the 2005 Plan and has the authority to establish the terms and conditions of each ISO, subject in each case to the provisions of the 2005 Plan. In addition, the Compensation Committee will have the authority to interpret the 2005 Plan, adopt administrative regulations and procedures which are consistent with the terms of the 2005 Plan, and make all determinations necessary for the administration of the 2005 Plan.

Exercise Price and Limitations of ISOs

     The exercise price of each ISO granted under the 2005 Plan will be equal to 100% of the fair market value of Park’s common shares on the date of grant. The exercise price of an outstanding ISO may not be “repriced,” within the meaning of the applicable sections of the American Stock Exchange (“AMEX”) Company Guide, without the prior approval of Park’s shareholders.

     If, at the time an ISO is granted, the key employee owns of record and beneficially shares representing more than 10% of the total combined voting power of all classes of stock of Park or any of its subsidiaries, the ISO must have an exercise price equal to at least 110% of the fair market value of the common shares covered by the ISO on the grant date. No key employee may be granted ISOs under the 2005 Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are exercisable for the first time by the key employee during any calendar year, under the 2005 Plan and all other stock option plans maintained by Park and its subsidiaries, to exceed $100,000, or any other amount specified in Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Terms and Conditions of ISOs

     Each ISO granted under the 2005 Plan will have a term of five years.

     Unless otherwise provided in the applicable option agreement, any exercise of an ISO granted under the 2005 Plan may be made in whole or in part. However, no single purchase of common shares upon exercise of an ISO may be for less than 200 common shares or the number of common shares then covered by the ISO, whichever number is lower. Payment of the exercise price of an ISO must be made in cash or check payable to Park. ISOs are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee imposes at the time of grant.

     The 2005 Plan contains special rules governing the time of exercise of ISOs in cases of normal retirement (which is defined in the 2005 Plan as separation from employment with Park and its subsidiaries on or after age 62), disability or death. In the case of normal retirement, all of the key employee’s ISOs will become fully vested and may be exercised at any time before the earlier of expiration date of the ISOs or three months following the last day of employment. If a key employee dies while employed by Park and/or its subsidiaries, the key employee’s ISOs will become fully vested and may be exercised at any time before earlier of the expiration date of the ISOs or 12 months beginning on the date of death. If a key employee is terminated due to a disability, the key employee’s ISOs will become fully vested and may be exercised at any time before the earlier of the expiration date of the ISOs or 12 months beginning on the last day of employment. If a key employee is terminated for any reason other than normal retirement, disability or death, all ISOs held by the key employee will be forfeited.

     The 2005 Plan also provides that, upon the occurrence of a “change in control” (as defined in the 2005 Plan) of Park, all outstanding ISOs (whether or not then exercisable) will become fully vested and exercisable as of the date of the change in control.

     A key employee will forfeit all of the key employee’s outstanding ISOs, as well as all common shares acquired through the exercise of ISOs on the date of termination of employment or within six months before and five years after the termination of employment, if the key employee:

•	without the Compensation Committee’s written consent, renders services to, becomes the owner of, or serves (or agrees to serve) as an officer, director, consultant or employee of, a business that competes with any portion of Park’s (or a subsidiary of Park’s) business with which the key employee has been involved at any time within five years before the key employee’s termination of employment with Park and/or its subsidiaries;

•	refuses or fails to consult with, supply information to or otherwise cooperate with Park or any subsidiary of Park after being requested to do so;

•	without the Compensation Committee’s written consent, solicits or attempt to influence or induce any employee of Park and/or its subsidiaries to terminate his or her employment, or uses or discloses any information obtained while employed by Park and/or its subsidiaries concerning the names and addresses of employees;

•	without the Compensation Committee’s written consent, discloses any confidential or proprietary information relating to the business affairs of Park and/or its subsidiaries;

•	fails to return all property (other than personal property) received by the key employee during his or her employment with Park and/or its subsidiaries; or

•	engages in conduct the Compensation Committee reasonably concludes would have given rise to termination of the key employee for cause (as defined in the 2005 Plan) if it had been discovered before the key employee terminated his or her employment with Park and/or its subsidiaries.

Transferability of ISOs and Common Shares Acquired Upon Exercise of ISOs

     ISOs granted under the 2005 Plan will not be transferable other than by will or the laws of descent and distribution, and ISOs will be exercisable, during a key employee’s lifetime, only by the key employee or the key employee’s guardian or legal representative.

     At the time of exercise of any ISO, the key employee exercising the ISO is to enter into an agreement with Park pursuant to which the common shares acquired upon exercise of the ISO may not be sold, transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of to any person other than Park or a subsidiary of Park for a period of five years after the exercise date. This restriction does not, however, apply in the event of the exercise of an ISO following the death, disability or normal retirement of a key employee. In addition, if a key employee who acquired common shares upon the exercise of an ISO subsequently leaves the employment of Park and/or its subsidiaries by reason of death, disability or normal retirement, the restrictions also cease to apply. If a key employee who acquired common shares upon the exercise of an ISO subsequently leaves the employ of Park and/or its subsidiaries for any reason other than death, disability or normal retirement, and the key employee wishes to sell or otherwise dispose of those common shares prior to the end of the five-year restricted period, the key employee must submit a written request to Park to purchase such common shares at a purchase price equal to the lower of the exercise price and the fair market value of the common shares on the date the key employee’s employment is terminated.

Amendment and Termination of the 2005 Plan

     The Park Board of Directors or the Compensation Committee may terminate or suspend the 2005 Plan at any time. The Board of Directors or the Compensation Committee may also amend the 2005 Plan without shareholder approval except as required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; applicable provisions of the Internal Revenue Code; or

applicable requirements of AMEX or any other securities exchange on which Park’s equity securities are listed. No such action may, without the consent of the key employee, reduce the then existing number of ISOs granted to the key employee or adversely change the terms or conditions of those ISOs.

     No ISOs may be granted under the 2005 Plan after January 17, 2015.

Item 8.01. Other Events.

     At the Annual Meeting, each of the following directors was re-elected by the shareholders of Park to serve for a three-year term expiring in 2008: C. Daniel DeLawder; Harry O. Egger; F. William Englefield IV; and John J. O’Neill.

Item 9.01. Financial Statements and Exhibits.

     (a) and (b) Not applicable

     (c) Exhibits: The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Park National Corporation 2005 Incentive Stock Option Plan

10.2	Form of Stock Option Agreement to be used in connection with the grant of incentive stock options under the Park National Corporation 2005 Incentive Stock Option Plan

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 20, 2005	By:	/S/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 20, 2005

Park National Corporation

Exhibit No.	Description
10.1	Park National Corporation 2005 Incentive Stock Option Plan

10.2	Form of Stock Option Agreement to be used in connection with the grant of incentive stock options under the Park National Corporation 2005 Incentive Stock Option Plan